SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 Metro-Tel Corp.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                 METRO-TEL CORP.
                               290 N.E. 68 STREET
                              MIAMI, FLORIDA 33138


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1999



                                                              Miami, Florida
                                                            October __, 1999
To the Stockholders of
Metro-Tel Corp.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of METRO- TEL CORP., a Delaware corporation (the "Company"), will be held on Friday, November 5, 1999, at 11:00 A.M., Eastern standard time, at the Sheraton Fort Lauderdale Airport Hotel, Palm Room, 1825 Griffin Road, Dania, Florida, for the purpose of considering and acting upon the following matters:

         (1) The election of seven (7) directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors;

         (2) An amendment to the Company's Certificate of Incorporation to change the Company's name to DRYCLEAN USA, Inc.; and

         (3) The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on September 30, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors,

                                                 Lloyd Frank,
                                                   Secretary

THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                                 METRO-TEL CORP.
                               290 N.E. 68 STREET
                              MIAMI, FLORIDA 33138

                                ----------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1999
                                ----------------

                                  INTRODUCTION

         This Proxy Statement, to be mailed to stockholders on or about October __, 1999, is furnished in connection with the solicitation by the Board of Directors of Metro-Tel Corp., a Delaware corporation (the "Company"), of proxies in the accompanying form (the "Proxy" or "Proxies") for use at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, November 5, 1999, and at any adjournments or postponements thereof. The Meeting will be held at the place and time stated in the notice attached hereto.

         All Proxies received will be voted in accordance with the specifications made thereon or, in the absence of any specification, for the election of all of the nominees named herein to serve as directors and in favor of the proposed amendment to the Company's Certificate of Incorporation to change the Company's name. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by (i) notice in writing or by submitting a later dated proxy to the Company at 290 N.E. 68 Street, Miami, Florida 33138, Attention:
President, (ii) by submitting a later dated proxy, or (iii) by voting in person at the Meeting.

         Only holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on September 30, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof for which a new record date is not fixed. As of the close of business on such date, there were issued and outstanding 6,925,000 shares of Common Stock, the holders of which are entitled, for each share held, to one vote upon each matter to be acted upon at the Meeting.

         The presence, in person or by proxy, of a majority of the shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors and the affirmative vote of a majority of the Company's outstanding shares will be required to authorize the proposed amendment to the Company's Certificate of Incorporation. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered as votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. Consequently, abstentions and broker non-votes will have no effect on the voting for the election of directors but will effectively have the effect of a vote "against" the proposal to change the name of the Company.

                         OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information, as at September 30, 1999, with respect to the shares of Common Stock which are beneficially owned by (i) any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table under the caption "Executive Compensation," below, (iii) each director and nominee to serve as a director of the Company and (iv) all executive officers and directors of the Company as a group:

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL                  PERCENT
         BENEFICIAL OWNER                            OWNERSHIP (1)              OF CLASS (2)
         ----------------                            -------------              ------------

         Michael S. Steiner                          2,360,477                  34.1%
         290 N.E. 68 Street
         Miami, FL  33138

         William K. Steiner                          2,387,477                  34.5%
         290 N.E. 68 Street
         Miami, FL  33138

         Venerando J. Indelicato                       394,937 (3)               5.7%
         12307 Marblehead Drive
         Tampa, FL 33626

         Lloyd Frank                                    54,119 (4)                 *

         David Blyer                                     2,500 (5)                 *

         Alan M. Grunspan                               11,200                     *

         Stuart Wagner                                   7,500 (6)                 *

         Executive officers and                      5,218,210 (7)              75.0%
         directors as a group
         (7 persons)
------------------------

(FOOTNOTES ON FOLLOWING PAGE)

(1) Except as noted in the following footnotes, all beneficially owned shares are owned with sole voting and investment power.

(2)      Asterisk indicates less than one percent.

(3) Includes 186,219 shares owned beneficially by his wife, Madeline Indelicato (2.7% of the Company's outstanding Common Stock) as to which shares Mr. Indelicato disclaims beneficial ownership.

(4) Includes (a) 21,494 shares owned by Mr. Frank's wife, as to which Mr. Frank disclaims beneficial ownership, and (b) 30,000 shares which are not outstanding but which are subject to issuance upon the exercise of presently exercisable options granted pursuant to stock option contracts between the Company and such non-employee director which were approved by stockholders and 10,000 shares which are not outstanding but which are subject to issuance upon exercise of presently exercisable options granted pursuant to the Company's 1994 Non-Employee Director Stock Option Plan.

(5) Represents 2,500 shares which are not outstanding but which are subject to issuance upon the exercise of stock options which become exercisable after September 30, 1999.

(6) Includes (a) 5,000 shares owned by Mr. Wagner's wife, as to which Mr. Wagner disclaims beneficial ownership, and (b) 2,500 shares which are not outstanding but which are subject to issuance upon the exercise of stock options which become exercisable after September 30, 1999.

(7) Includes (a) 212,713 shares (3.1% of the Company's outstanding Common Stock) owned by spouses of the Company's executive officers and directors, as to which such executive officers and directors disclaim beneficial ownership and (b) 35,000 shares which are not outstanding but which are subject to issuance upon the exercise of the portion of stock options which are presently exercisable or exercisable within 60 days after September 30, 1999.


                              ELECTION OF DIRECTORS

         Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Messrs. Michael S. Steiner, William K. Steiner, Venerando J. Indelicato, Lloyd Frank, David Blyer, Alan M. Grunspan and Stuart Wagner (said persons being hereinafter referred to as the "nominees") as directors upon their nomination at the Meeting. Directors elected at the Meeting will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Messrs. Indelicato and Frank were elected by stockholders at the Company's 1998 Annual Meeting of Stockholders, and Messrs. Michael S. Steiner, William K. Steiner, David Blyer and Stuart Wagner were elected contemporaneously with the effectiveness of the merger of Steiner-Atlantic Corp. ("Steiner") with and into a subsidiary of the Company on November 1, 1998 (the "Merger"). Mr. Alan M. Grunspan was subsequently elected to the Board by Board action.

         In the event that any of the nominees should become unavailable to serve as a director for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who may be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

         David Blyer, 38, has served as a director of the Company since the effectiveness of the Merger on November 1, 1998. Mr. Blyer has been Chief Executive Officer and President of Vento Software, since he co-founded that company in 1994. Vento Software develops software for specialized business application. Before founding Vento Software, Mr. Blyer served as Senior Account Manager of the South Florida and Caribbean regions for Tandem Computers.

         Alan M. Grunspan, 39, has served as a director of the Company since May 1999. Mr. Grunspan has been a member of the law firm of Kaufman Miller Dickstein & Grunspan P.A. The Company has retained Kaufman Miller Dickstein & Grunspan P.A. during the Company's last fiscal year and is retaining that firm during the Company's current fiscal year.

         Michael S. Steiner, 43, has been President, Chief Executive Officer of the Company since the effectiveness of the Merger on November 1, 1998 and of Steiner since 1988. Mr. Steiner has been a director of the Company since the effectiveness of the Merger on November 1, 1998.

         William K. Steiner, 69, has been Chairman of the Board of Steiner since he founded Steiner in 1960. Mr. Steiner has been a director of the Company since the effectiveness of the Merger on November 1, 1998.

         Venerando J. Indelicato, 66, was President of the Company from December 1967 until October 31, 1998 and has been Treasurer and Chief Financial Officer of the Company since November 1998.

         Lloyd Frank, 74, has been a member of the law firm of Parker Chapin Flattau & Klimpl, LLP since 1977. Mr. Frank has been a director of the Company since 1977. The Company retained Parker Chapin Flattau & Klimpl, LLP during the Company's last fiscal year and is retaining that firm during the Company's current fiscal year. Mr. Frank is also a director of Park Electrochemical Corp.

         Stuart Wagner, 67, has served as a director of the Company since the effectiveness of the Merger on November 1, 1998. Mr. Wagner has served as a consultant for Diversitech Corp. since 1997. From 1975 to 1997, Mr. Wagner was President of Wagner Products Corp., a company which he founded, which manufactures and distributes products in the HVAC industry.

         Mr. Michael S. Steiner is the son of Mr. William K. Steiner. There are no other family relationships among any of the directors and executive officers of the Company. All directors serve until the next annual meeting of stockholders and until the election and qualification of their respective successors. All officers serve at the pleasure of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS

         During the Company's fiscal year ended June 30, 1999, its Board of Directors held five meetings. Each director attended each of the meetings of the Board of Directors and the committees on which he served which were held during the portion of that fiscal year in which he served as a director.

         The Board of Directors has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

         The Board's Audit Committee, whose members are Messrs. David Blyer, Lloyd Frank and Stuart Wagner, is authorized to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, matters of concern to the independent auditors resulting from the audit, and the results of the independent auditors' review of internal accounting controls. This committee is also authorized to nominate independent auditors, subject to approval by the Board of Directors. The Audit Committee held one meeting during the year ended June 30, 1999.

         The members of the Compensation Committee are Messrs. David Blyer, Lloyd Frank Stuart Wagner. This committee approves salaries of all employees of the Company in excess of $100,000 per annum and bonuses to persons whose annual compensation (including bonuses) would exceed $100,000 per annum, administers (including granting options under) the Company's stock option plan, approves changes in retirement plans and reviews the Company's other employee benefit arrangements. The Compensation Committee held one meeting during the year ended June 30, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of Michael S. Steiner and Venerando J. Indelicato, the Company's only executive officers whose cash compensation exceeded $100,000 during the Company's fiscal year ended June 30, 1999 for services in all capacities to the Company during the Company's 1999, 1998 and 1997 fiscal years:

                                                                       Long-Term
                                      Annual Compensation             Compensation
      Name and                                                                                   All Other
Principal Position                    Year                Salary         Options                 Compensation(1)
-------------------                   ----                ------         -------                 --------------

Michael S. Steiner (1)                1999            $175,000               --                $1,100
     President and Chief
     Executive Officer

Venerando J. Indelicato               1999         $175,000(3)               --               $3,535
     Treasurer and Chief              1998             172,676               --                9,000
     Financial Officer                1997             172,676               --                9,000

Howard Perera                         1999            $125,000               --               $2,148
     Senior Vice President and        1998              90,000               --                5,392
     Director of Engineering          1997              84,000               --                4,667
----------------------

(1) "All Other Compensation" for fiscal 1999 represents $6,783, the Company's matching contribution in fiscal 1999 for Messrs. Steiner and Indelicato under the Company's Profit Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Mr. Steiner joined the Company at the time of the Merger on November 1, 1998.

(3) The Company is a party to an employment agreement with Mr. Indelicato pursuant to which he serves as Treasurer and Chief Financial Officer of the Company at an annual salary of $175,000, subject to increase and bonuses in the discretion of the Company's Board of Directors, for a term expiring on June 30, 2001. Mr. Indelicato and the Company amended Mr. Indelicato's employment agreement on October 30, 1998 so that it may be terminated by him or by the Company at any time after December 31, 1999 on 90 days notice.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

         No options were granted to Messrs. Indelicato or Steiner during the Company's fiscal year ended June 30, 1999. The following table contains information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended

June 30, 1999 by Mr. Indelicato. At June 30, 1999, neither Mr. Indelicato nor Mr. Steiner held any options to purchase Common Stock of the Company.


                                                                                        Value of
                                                                Number of              Unexercised
                                                               Unexercised             In-the-Money
                                                             Options Held at         Options Held at
                                Shares                       Fiscal Year-End         Fiscal Year-End
                               Acquired         Value         (Exercisable/           (Exercisable/
          Name                on Exercise    Realized(1)      Unexercisable)          Unexercisable)
          ----                -----------    ----------      ---------------         ----------------
Venerando J. Indelicato         50,000         $67,187              0                       0

-------------------

(1) Represents the market value of the underlying shares (the mean between the low bid and high asked quotations on Nasdaq's OTC Electronic Bulletin Board) on the date of exercise of the option, minus the exercise price.



STANDARD REMUNERATION OF DIRECTORS

         Each non-employee director receives a fee of $5,000 per annum. Directors are also reimbursed for out-of-pocket expenses incurred in connection with performing their duties. In the event that the Board of Directors holds more than four meetings during a fiscal year in addition to its annual meeting held on the date of the Annual Meeting of Stockholders, each director receives $750 for each such additional meeting such director attends.

         Pursuant to the Company's 1994 Non-Employee Director Stock Option Plan, each non-employee director of the Company serving on August 24, 1994 was granted an option to purchase 10,000 shares of the Company's Common Stock and each person who subsequently becomes a non-employee director is also granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Each option is for a term of ten years and vests over a four-year period commencing one year after the date of grant (with vesting credit given for any service on the Board of Directors prior to the date of grant).

COMPENSATION ARRANGEMENT

         The Company is a party to an Employment Agreement with Mr. Indelicato pursuant to which Mr. Indelicato serves as Treasurer and Chief Financial Officer of the Company at an annual salary of $175,000, subject to increase and bonuses in the discretion of the Company's Board of Directors, for a term expiring on June 30, 2001. Mr. Indelicato and the Company have amended Mr. Indelicato's employment agreement so that it may be terminated by him or by the Company at any time after December 31, 1999 on 90 days notice.

                            CHANGE OF CORPORATE NAME

         On November 1, 1998, Steiner-Atlantic Corp. ("Steiner") was merger (the "Merger") with and into and became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company added Steiner's operations, as a supplier of dry cleaning, industrial laundry equipment and steam boilers, to the Company's operations as a manufacturer and seller of telephone test and customer premise equipment.

         In July 1999, Steiner acquired certain assets of DRYCLEAN USA Franchise Company, including, among other things, the worldwide rights to the name DRYCLEAN USA along with existing franchise and license agreements. DRYCLEAN USA is one of the largest franchise and license operations in the dry cleaning industry, currently consisting of approximately 300 franchised and licensed locations in the United States, the Caribbean and Latin America. Steiner expects to aggressively increase the number of existing franchisees and licensees of DRYCLEAN USA. In addition, it expects to advertise its franchise and license program on an internet website which will also allow local customers to download discount coupons to be redeemed at their local DRYCLEAN USA store.

         Over 80% of the Company's revenues are now derived from the dry cleaning and laundry industries and the Company anticipates that the focus of its future growth will be in this area.

         Accordingly, the Board of Directors has now unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize an Amendment to the Company's Certificate of Incorporation to change the Company's name from Metro-Tel Corp., which indicates a focus on the telecommunications industry, to DRYCLEAN USA, Inc. in order to more appropriately reflect the Company's focus.

         The change of name will not affect in any way the validity or transferability of stock certificates outstanding, the capital structure of the Company or the listing of the Common Stock on the NASDAQ OTC Electronic Bulletin Board and the Chicago Stock Exchange. If stockholder approval of this proposal is obtained, stockholders may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of their old certificates to the Company's transfer agent.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                  MISCELLANEOUS

AUDITORS

         On January 4, 1999, the Company selected BDO Seidman, LLP ("BDO Seidman") to replace Grant Thornton LLP ("Grant Thornton") as the Company's independent public accountants. BDO Seidman has acted as independent accountants for Steiner, which became a wholly-owned subsidiary of the Company pursuant to the Merger. The Company believes that the change to BDO Seidman as the Company's independent accountants will facilitate the audit of the Company's consolidated financial statements. The decision to change auditors was approved by the Audit Committee of the Board of Directors.

         Grant Thornton's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years, and the subsequent interim period through January 4, 1999, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with their audit report with respect to financial statements of the Company either individually or consolidated with Steiner. During such periods, there were no "reportable events" within the meaning of regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 with respect to changes in independent public accountants.

         BDO Seidman, LLP has served as the Company's auditors for the year ended June 30, 1999. The 1999 Annual Report of the Company, including financial statements and report thereon of BDO Seidman, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement. It is anticipated that BDO Seidman will act as auditors for the Company during the year ending June 30, 2000. Representatives of BDO Seidman are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions addressed by stockholders.

STOCKHOLDER PROPOSALS

         From time to time stockholders may present proposals for consideration at a meeting of stockholders which may be proper subjects for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 290 N.E. 68 Street, Miami, Florida 33138, Attention: President, by June 10, 2000. Any such proposals, as well as any questions relating thereto, should be directed to the President of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the

Company receives notice of the matter on or before August __, 2000. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

ADDITIONAL INFORMATION

         The cost of solicitation of Proxies, including the cost of reimbursing banks and brokers for forwarding proxy soliciting material to their principals, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interviews.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company is unaware of any officer or director who failed to file an Ownership Report on a timely basis during the fiscal year ended June 30, 1999.

OTHER MATTERS

         The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                      By Order of the Board of Directors,

                                                  Lloyd Frank,
                                                    Secretary

Dated:  October 8, 1999